UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2007

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2006, we announced the appointment of David J. Myers to the position of President of Diamond State Group effective November 26, 2007.

Mr. Myers joins Diamond State Group from Everest National Insurance Company. Mr. Myers served as Senior Vice President of Everest National Insurance Company from 2001 through 2006. Prior to joining Everest National Insurance Company, Mr. Myers was employed for 27 years with CIGNA Corporation and held numerous positions of increasing responsibility.

In connection with Mr. Myers’ appointment, Mr. Myers entered into an employment agreement with Diamond State Insurance Company (the "Company"), an indirect wholly-owned subsidiary of the Registrant, on November 26, 2007. The term of the agreement beings on November 26, 2007 and ends on December 31, 2011 and thereafter is subject to an automatic renewal on a year to year basis in the absence of notice by either party to terminate the agreement. Under the agreement, Mr. Myers is to receive an annual base salary of not less than $275,000. In respect of each full calendar year during the term, commencing with 2008, Mr. Myers will be provided with an annual bonus opportunity of $400,000 (the "Annual Bonus"). One-third of the Annual Bonus shall be paid in restricted shares of Class A common stock of the Registrant ("Class A Shares"), valued at the closing price of the Class A Shares on the last trading day of the relevant bonus year. The remaining two-thirds of the Annual Bonus shall be paid in the form of a cash payment. The Annual Bonus, if any, shall be paid on or before March 15 of the applicable bonus year, and shall be conditioned on (i) Mr. Myers being actively employed in good standing by the Company as of the payment date and (ii) the achievement by the Company for such bonus year of accident year targets and other measures of performance. Any restricted shares awarded thereunder shall vest and become transferable on each of the first four anniversaries of the issuance thereof; provided that vesting thereof shall cease at such time as Mr. Myers resigns, is terminated for cause or does not comply with certain restrictive covenants set forth in the agreement. On November 26, 2007, Mr. Myers shall also receive an award of 12,000 restricted Class A shares, vesting in one-third equal installments on each anniversary of the date of grant.

Mr. Myers’s employment may be terminated at any time by the Company or by Mr. Myers upon ninety days written notice. If a termination is for cause, death or disability, Mr. Myers shall be entitled to receive all accrued but unpaid base salary, and any vesting of restricted stock and/or options shall cease. If Mr. Myers’s employment is terminated without cause, Mr. Myers shall receive, conditioned upon his execution of a release in favor of United America Indemnity and its affiliates, severance payments equal to his monthly base salary multiplied by 12 months and continued benefits for 12 months. For 12 months following Mr. Myers’s termination for any reason, Mr. Myers shall be subject to certain non-compete, non-solicit and confidentiality obligations.

The foregoing is a summary of the terms of Mr. Myers’s employment agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of Mr. Myers’s employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Executive Employment Agreement, dated as of November 26, 2007, between Diamond State Insurance Company and David J. Myers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

November 30, 2007	By:	/s/ Thomas M. McGeehan

Name: Thomas M. McGeehan
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of November 26, 2007, between Diamond State Insurance Company and David J. Myers.